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                                                                   EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-02721 of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-8 of our report dated March 24, 1995, appearing in the Annual Report on Form 10-K/A of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
Los Angeles, California

January 8, 1997